Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement:

(1)	Registration Statement (Form F-3 No. 333-270330) of Maris-Tech Ltd., and

(2)	Registration Statements (Form S-8 Nos. 333-274826 and 333-262910) pertaining to Maris-Tech Ltd. 2021 Share Option Plan of our report dated March 21, 2024, with respect to the financial statements of Maris-Tech Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2023.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 21, 2024	A Member of EY Global